UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Greater Bay Bancorp notified its employees and the employees of its subsidiary Greater Bay Bank by letter dated August 24, 2006, that, as a result of a change in the recordkeeper for the Greater Bay Bancorp 401(k) Plan (the “Plan”), there will be a blackout period that will begin on Tuesday, September 26, 2006 at noon Pacific Time (the “Blackout Period”). During the Blackout Period, participants in the Plan will be temporarily unable to access their accounts under the Plan, including being unable to direct or diversify their investments of existing account balances or future contributions in their individual accounts, including accounts that hold Greater Bay Bancorp common stock, to change their contribution rate, to obtain a loan from the Plan, or to obtain a hardship withdrawal or distribution from the Plan.

As a result of this Blackout Period, on September 7, 2006 Greater Bay Bancorp sent a notice to its directors and executive officers informing them that a blackout period with respect to all directors and executive officers will begin on Tuesday, September 26, 2006 at noon Pacific Time and is expected to end on October 16, 2006, during which period they will be prohibited from engaging in transactions in Greater Bay Bancorp equity securities (the “Notice”).

Greater Bay Bancorp provided the Notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 and incorporated herein by reference.

A participant in the Plan, a shareholder of Greater Bay Bancorp or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Bruce Elliott, Human Resources, 1900 University Circle, 6th Floor, East Palo Alto, CA 94303, during the Blackout Period and for a period of two years after the ending date of the Blackout Period.

Item 9.01 Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Notice to Officers and Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: September 8, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Notice to Officers and Directors

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